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                    WANG LABORATORIES, INC. AND SUBSIDIARIES
        EXHIBIT 12.1 - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (Dollars in millions except ratios)



                                                Six months        Year              Year          Nine months
                                            ended December 31, ended June 30,   ended June 30,   ended June 30,

                                                   1996            1996           1995              1994
                                                 -------         -------        -------           ------

FIXED CHARGES
 Interest expense                                $  4.9          $   5.1          $  3.7           $ 3.5
 Portion of rent expense
    representative of interest                      5.0              9.4             5.9             5.6
                                                 ------          -------          ------           -----
                                                    9.9             14.5             9.6             9.1

 Preferred dividend requirement                    11.7             37.7            14.5             8.7
                                                 ------          -------          ------           -----
Combined fixed charges and
     preferred dividend                          $ 21.6          $  52.2          $ 24.1           $17.8
                                                 ======          =======          ======           =====



EARNINGS
 Income (loss) from continuing
   operations before income
   taxes, discontinued operations,
   fresh-start reporting adjustment
   and extraordinary item                        $(20.5)(1)      $  10.4(2)       $(57.7)(3)       $20.4

 Fixed charges per above                            9.9             14.5             9.6             9.1
                                                 ------          -------          ------           -----
                                                 $(10.6)         $  24.9          $(48.1)          $29.5
                                                 ======          =======          ======           =====

Ratio of earnings to combined
   fixed charges and preferred dividends             --               --              --             1.7
                                                 ======          =======          ======           =====

Coverage deficiency                              $(10.6)         $ (27.3)         $(48.1)            --
                                                 ======          =======          ======           =====
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                                                             Predecessor Company
                                              ---------------------------------------------------
                                                 Three months
                                              ended September 30,     For the year ended June 30,
                                                                  -------------------------------
                                                   1993                  1993             1992
                                                 -------          -------------------------------

FIXED CHARGES
 Interest expense                                $  1.2                $  15.0         $  44.6
 Portion of rent expense
    representative of interest                      2.7                    9.7            19.1
                                                 ------           -------------------------------
                                                    3.9                   24.7            63.7

 Preferred dividend requirement                      --                     --              --
                                                 ------           -------------------------------
Combined fixed charges and
     preferred dividend                          $  3.9                $  24.7         $  63.7
                                                 ======           ===============================



EARNINGS
 Income (loss) from continuing
   operations before income
   taxes, discontinued operations,
   fresh-start reporting adjustment
   and extraordinary item                        $(22.6)               $(197.2)        $(346.5)

 Fixed charges per above                            3.9                   24.7            63.7
                                                 ------           -------------------------------
                                                 $(18.7)               $(172.5)        $(282.8)
                                                 ======           ===============================

Ratio of earnings to combined
   fixed charges and preferred dividends             --                     --              --
                                                 ======           ===============================
                                                 $(18.7)               $(172.5)        $(282.8)
Coverage deficiency                              ======           ===============================


----------

     (1)  Includes $29.1 million of integration-related costs and other charges.

     (2)  Includes $27.2 million of integration-related costs.

     (3) Includes $64.2 million of integration-related costs and other charges. Restated to include Avail Systems Corporation which was acquired December 18, 1995 and accounted for using the pooling of interests method.
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